                                 EXHIBIT 23.2

                                                                  EXHIBIT 23.2


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Paxson Communications Corporation of our report dated June 20, 1994, relating to the consolidated financial statements of Paxson Communications Corporation which appears on page F-4 of Paxson Communications Corporation's Registration Statement on Form S-4 (Registration No. 33-84416). We also consent to the references to us under the heading "Experts" in such Prospectus.



/S/ BRIMMER, BUREK, KEELAN & MCNALLY LLP
--------------------------------------------------------------------------
BRIMMER, BUREK, KEELAN & MCNALLY LLP, SUCCESSOR TO RYALS, BRIMMER, BUREK &
KEELAN

Tampa, Florida

January 22, 1996